Exhibit 10(aq)

LICENSE EXCHANGE AGREEMENT


     THIS AGREEMENT made as of this 27th day of September, 2000, by and between CRAMMER ROAD LLC, a limited liability company organized under the laws of the Cayman Islands ("Investor"), and DMC NEW YORK, INC., a Delaware corporation ("DMC-NY" or the "Company").

     The following terms shall have the specified definitions, unless the context otherwise requires:

     "Common Stock" shall mean the Common Stock of DMC-NY, $.01 par value, issuable upon the conversion of the Licenses.

     "Licenses" shall mean those certain licenses annexed hereto as Exhibit A-1 through A-16, purchased by the Investor or Investor's Assignors.

     "NCT Group, Inc." shall mean NCT Group, Inc., a Delaware corporation.

     "Per Share Value" shall mean an amount equal to One Thousand Dollars ($1,000.00).

                                 R E C I T A L S

     A. The Investor is the owner of good and marketable title to the Licenses, free and clear of all liens and encumbrances.

     B. DMC-NY is a newly formed corporation which intends to exploit the technology represented by the Licenses. No shares of Common Stock, and no options, warrants, convertible securities, preemptive or subscription rights, or other instruments that may be exercised, exchange for or convertible into Common Stock, are currently issued and outstanding.

     C. DMC-NY wishes to acquire the Licenses and the Investor has agreed to transfer the Licenses.

     D. DMC-NY wishes to sell to the Investor, and the Investor is willing to buy from the Company, subject to the terms and conditions set forth herein, Common Stock of the Company in exchange for the Licenses.

      NOW, THEREFORE, for and in consideration of the premises and the mutual agreement contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

     1. Simultaneous with the execution of this agreement, DMC-NY agrees to purchase from the Investor, the Licenses for a purchase price of Sixteen Million Dollars ($16,000,000).

     2. In consideration therefore, DMC agrees to issue to the Investor, Sixteen Thousand (16,000) shares of Common Stock, which shall represent One Hundred Percent (100%) of the issued and outstanding Common Stock of DMC-NY, after the purchase of all of the Licenses.

     3. Other than for the purchase of the Licenses, DMC-NY agrees that it shall not, for a period of eighteen (18) months after the purchase of the Licenses, issue any Common Stock to any other person, corporation, individual, or entity.

     4. MUTUAL DELIVERIES. (a) Upon the delivery by the Investor of the Licenses, DMC shall deliver to the Investor sixteen (16) certificates in denominations of one thousand (1,000) shares each of Common Stock (the "Shares"), bearing substantially the following legend:

          THE SECURITIES  REPRESENTED  HEREBY (THE  "SECURITIES")  HAVE NOT BEEN
          REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD OR OFFERED FOR SALE IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES OR AN OPINION OF COUNSEL OR OTHER EVIDENCE ACCEPTABLE TO THE CORPORATION THAT SUCH REGISTRATION IS NOT REQUIRED.

     5. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company represents and warrants to the Investor that:

     (a) The Company has the corporate power and authority to enter into this Agreement, and to perform its obligations hereunder. The execution and delivery by the Company of this Agreement and the consummation by the Company of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Company. This Purchase Agreement has been duly executed and delivered by the Company and constitute valid and binding obligations of the Company enforceable against it in accordance with their respective terms, subject to the effects of any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally and to the application of equitable principles in any proceeding (legal or equitable).

     (b) The execution, delivery and performance by the Company of this Purchase Agreement, and the consummation of the transactions contemplated hereby, do not and will not breach or constitute a default under any applicable law or regulation or of any agreement, judgment, order, decree or other instrument binding on the Company which breach or default could reasonably by expected to have a material adverse effect on the Company taken as a whole.

     (c) There is no pending, or to the knowledge of the Company, threatened, judicial, administrative or arbitral action, claim, suit, proceeding or investigation which might affect the validity or enforceability of this Purchase Agreement or which involves the Company and which if adversely determined, could reasonably be expected to have a material adverse effect on the Company.

     (d) No consent or approval of, or exemption by, or filing with, any party or governmental or public body or authority is required in connection with the execution, delivery and performance under this Purchase Agreement or the taking of any action contemplated hereunder or thereunder.

     (e) CAPITALIZATION. As of the date of this Agreement, the authorized capital stock of the Company consisted of 10,000,000 shares of Common Stock, of which no shares were issued and outstanding, and 1,000,000 shares of Preferred stock, of which no shares were issued and outstanding. There are no options, warrants, or rights to subscribe to, securities, rights or obligations convertible into or exchangeable for or giving any right to subscribe for any shares of capital stock of the Company. All of the outstanding shares of Common Stock of the Company have been duly and validly authorized and issued and are fully paid and non assessable.

     (f) The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation.

     (g) The execution, delivery and performance of this Agreement by the Company, and the consummation of the transactions contemplated hereby, will not
(i) violate any provision of the Company's Certificate of Incorporation or By-laws, (ii) violate, conflict with or result in the breach of any of the terms of, result in a material modification of the effect of, otherwise, give any other contracting party the right to terminate, or constitute (or with notice or lapse of time or both constitute) a default under, any contract or other agreement to which the Company is a party or by or to which the Company or any of the Company's assets or properties may be bound or subject, (iii) violate any order, judgment, injunction, award or decree of any court, arbitrator or governmental or regulatory body by which the Company, or the assets or properties of the Company are bound, (iv) to the Company's knowledge, violate any statute, law or regulation.

     6. REPRESENTATIONS AND WARRANTIES OF THE INVESTOR. The Investor hereby represents and warrants to the Company that:

     (a) The Investor has the corporate power and authority to enter into this Purchase Agreement and to perform its obligations hereunder. The execution and delivery by the Investor of this Purchase Agreement, and the consummation by the Investor of the transactions contemplated hereby, have been duly authorized by all necessary corporate action on the part of the Investor. This Purchase Agreement has been duly executed and delivered by the Investor and constitute valid and binding obligations of the Investor, enforceable against it in accordance with their respective terms, subject to the effects of any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally and to the application of equitable principles in any proceeding (legal or equitable).

     (b) The execution, delivery and performance by the Investor of this Purchase Agreement, and the consummation of the transactions contemplated hereby, do not and will not breach or constitute a default under any applicable law or regulation or of any agreement, judgment, order, decree or other instrument binding on the Investor.

     (c) Investor is a sophisticated investor (as described in Rule 506(b)(2)(ii) of Regulation D) and an accredited investor (as defined in Rule 501 of Regulation D), and Investor has such experience in business and financial matters that it is capable of evaluating the merits and risks of an investment in Common Stock. Investor acknowledges that an investment in the Common Stock is speculative and involves a high degree of risk.

     (d) Investor has received all documents, records, books and other information pertaining to Investor's investment in the Company that have been requested by Investor. Investor has reviewed or received copies of the SEC Documents.

     (e) At no time was Investor presented with or solicited by or through any leaflet, public promotional meeting, television advertisement or any other form of general solicitation or advertising.

     (f) Investor presently has the financial capacity and the necessary capital to perform its obligations hereunder and shall and has provided to the Company such financial and other information that the Company has requested to demonstrate such capacity.

     7. Nothing contained herein shall in any way limit Investor's right to sell or transfer the shares of DMC-NY to be issued to Investor.

     8. NOTICES. Any notice required or permitted hereunder shall be given in writing (unless otherwise specified herein) and shall be deemed effectively given upon personal delivery or seven business days after deposit in the United States Postal Service, by (a) advance copy by fax, and (b) mailing by express courier or registered or certified mail with postage and fees prepaid, addressed to each of the other parties thereunto entitled at the following addresses, or at such other addresses as a party may designate by ten days advance written notice to each of the other parties hereto.

             COMPANY:         DMC New York, Inc.
                              c/o NCT Group, Inc.
                              20 Ketchum Street
                              Westport, CT 06880
                              ATT: Chief Financial Officer
                              Tel: (800) 278-3526
                              Fax: (203) 226-4338

            INVESTOR:         Crammer Road LLC
                              Corporate Center
                              West Bay Road
                              Grand Cayman
                              Telephone No.:
                              Telecopier No.: (284) 494-4771

            with a copy to:   Krieger & Prager, LLP
                              39 Broadway, Suite 1440
                              New York, New York 10006
                              Telephone No.: (212) 363-2900
                              Facsimile No.: (212) 363-2999

     9. SEVERABILITY. If a court of competent jurisdiction determines that any provision of this Agreement is invalid, unenforceable or illegal for any reason, such determination shall not affect or impair the validity, legality and enforceability of the other provisions of this Purchase Agreement. If any such invalidity, unenforceability or illegality of a provision of this Purchase Agreement becomes known or apparent to any of the parties hereto, the parties shall negotiate promptly and in good faith in an attempt to make appropriate changes and adjustments to such provision specifically and this Purchase Agreement generally to achieve as closely as possible, consistent with applicable law, the intent and spirit of such provision specifically and this Purchase Agreement generally.

     10. COUNTERPARTS. This Agreement may be executed in multiple counterparts, each of which may be executed by less than all of the Company and shall be deemed to be an original instrument which shall be enforceable against the parties actually executing such counterparts and all of which together shall constitute one and the same instrument. This Agreement, once executed by a party, may be delivered to the other parties hereto by facsimile transmission of a copy of this Agreement bearing the signature of the parties so delivering this Agreement.

     11. FURTHER ASSURANCES. Each party shall do and perform or cause to be done and perform, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

     12. GOVERNING LAW. This Agreement shall be governed by and interpreted in accordance with the laws of the State of Delaware.

     IN WITNESS WHEREOF, the parties have executed this Exchange Agreement as of the date first written above.


                                   DMC NEW YORK, INC.

                                   By:    /s/CY E. HAMMOND
                                   Name:  Cy E. Hammond
                                   Title: Senior Vice President & Treasurer


                                   CRAMMER ROAD LLC


                                    By:    /s/ LAMBERTO BANCHETTI
                                    Name:  Lamberto Banchetti
                                    Title: Director
                                           Navigatore Management Ltc.

                                    By:    /s/ ARLENE DECASTRO
                                    Name:  Arelene Decastro
                                    Title: Director
                                           Navigatore Management Ltc.